Arden Group, Inc.

CONTACT:	Patricia S. Betance Assistant Secretary

TELEPHONE:	310/638-2842	FOR IMMEDIATE RELEASE

	NASDAQ/NMS-ARDNA	SOUTHERN CALIFORNIA

Arden Group, Inc. Announces Stock Purchase

LOS ANGELES, CA February 10, 2006 – On February 7, 2006, the Board of Directors of Arden Group, Inc. (Nasdaq—ARDNA) voted to authorize the purchase by the Company of up to 150,000 of its Class A shares, in addition to the previously authorized 100,000 shares.

On February 10, 2006, the Company purchased 70,673 shares of its Class A Common Stock in an unsolicited private transaction with an unrelated party for an aggregate purchase price of approximately $6,007,205.

The remaining number of shares authorized for purchase, subsequent to the purchase of the 70,673 shares and prior purchased shares, is 91,235 shares.

Arden Group, Inc. is the parent company of Gelson’s Markets which operates 18 full-service supermarkets in Southern California carrying both perishable and grocery products.

Post Office Box 512256, Los Angeles, California 90051-0256 (310) 638-2842
2020 South Central Avenue, Compton, California 90220 FAX: (310) 631-0950